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                                                                 Exhibit (4)(d)


                              CERTIFICATE OF TRUST

                                       OF

                               KEYCORP CAPITAL VI

               This Certificate of Trust of KeyCorp Capital VI (the "Trust"), dated as of May 21, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
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               1.   Name.  The name of the business trust being formed hereby is
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KeyCorp Capital VI.

               2.   Delaware Trustee.  The name and business address of the
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trustee of the Trust, with a principal place of business in the State of
Delaware, are Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

               3.   Effective Date.  This Certificate of Trust shall be
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effective as of its filing with the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                                       DEUTSCHE BANK TRUST COMPANY
                                       DELAWARE, not in its individual capacity, but solely as trustee



                                       By: /s/ Elizabeth B. Ferry
                                           -----------------------------------
                                               Name: Elizabeth B. Ferry
                                               Title: Assistant Vice President



                                       LOUIS D. RAFFIS, not in his individual
                                       capacity, but solely as trustee



                                       /s/ Louis D. Raffis
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